EXHIBIT A

KEYBANK NATIONAL ASSOCIATION International Division 66 South Pearl Street Albany, New York 12207-1501

Date: December __, 1998

Irrevocable Transferable Direct Pay Letter of Credit No. ________

Beneficiary:	Manufacturers And Traders Trust Company, as Trustee One M&T
Plaza, 7th Floor Buffalo, New York 14203

Applicant

Mechanical Technology Incorporated 968 Albany-Shaker Road Latham, New York
12110

Attention: Corporate Trust Department

Amount: USD 6,160,274.00 [SUBJECT TO CONFIRMATION OF CALCULATION] Expiration
Date: December ____, 2003 Dear Sirs: You, as Trustee under the Trust Indenture dated as of December 1, 1998 (the "Indenture") between you and Mechanical Technology Incorporated, pursuant to which Six Million Dollars ($6,000,000) in aggregate principal amount of Town of Colonie Industrial Development Agency Industrial Development Revenue Bonds (Mechanical Technology Incorporated Project - Letter of Credit Secured) Series 1999A (the "Bonds"), are hereinafter referred to as the "Notes") are being issued by the Town of Colonie Industrial Development Agency (the "Issuer"), are hereby irrevocably authorized to draw on KeyBank National Association pursuant to our Irrevocable Transferable Direct Pay Letter of Credit, for the account of Mechanical Technology Incorporated (the "Company") available by one or more of your drafts at sight, upon the terms and conditions hereinafter set forth, an amount (subject to reinstatement as hereinafter set forth) not exceeding Six Million One Hundred Sixty Thousand Two Hundred Seventy-Four Dollars ($6,160,274.00) (the "Letter of Credit Commitment") of which (a) an amount not exceeding Six Million Dollars ($6,000,000.00) may be drawn with respect to the payment of (i) the unpaid principal amount of the Bonds as and when the same become due at maturity or by acceleration or by redemption, or pursuant to any mandatory sinking fund requirements, (the "Principal Commitment") or (ii) that portion of the purchase price of the Bonds corresponding to the principal thereof when delivered to the Remarketing Agent for remarketing and not remarketed and (b) an amount not exceeding One Hundred Sixty Thousand Two Hundred Seventy-Four Dollars ($160,274.00) may be drawn with respect to the payment of (i) up to sixty-five
(65) days' interest at a maximum rate of fifteen percent (15%) per annum (calculated on the basis of a year of 365 days; 366 days in a leap year) (the "Maximum Rate") accrued on the Bonds on or prior to their stated maturity dates or (ii) the portion of the purchase price of Bonds corresponding to up to 65 days' interest accrued on such Bonds at the Maximum Rate when delivered to the Remarketing Agent for remarketing and not remarketed (the "Interest Commitment"), effective immediately and expiring at the close of business on December ____, 2003 (the "Expiration Date"). Funds under this Letter of Credit are available to you against your executed sight draft(s) drawn on us, stating on their face: "Drawn under KeyBank National Association Irrevocable Transferable Direct Pay Letter of Credit No. ________" and accompanied by: (A) if the drawing is being made with respect to the payment of principal on the Bonds, whether due at maturity, upon call for redemption, upon acceleration or pursuant to any mandatory sinking fund requirements (a "Principal Drawing"), a certificate signed by you in the form of Schedule 1 attached hereto appropriately completed; (B) if the drawing is being made with respect to a payment corresponding to the unpaid principal amount of, and interest accrued on, Bonds when delivered to the Remarketing Agent for remarketing and not remarketed (a "Remarketing Drawing"), a certificate signed by you in the form of Schedule 2 attached hereto appropriately completed, and (C) if the drawing is being made with respect to a payment of interest on the Bonds (an "Interest Drawing"), a certificate signed by you in the form of Schedule 3 hereto appropriately completed. Presentation of such draft(s) and certificate(s) shall be made by telephone facsimile confirmed in writing at our Main Office, 66 South Pearl Street, Albany, New York 12207-1501, Attention: International Department, or at any other office of ours in the City of Albany, New York which may be designated by us by written notice delivered to you. We hereby agree that all drafts drawn under and in compliance with the terms of this Letter of Credit will be duly honored by us by twelve noon (Albany, New York time) of the Business Day following the transmission of the telephone facsimile of the draft(s) and certificate(s) not later than 11:00 a.m. (Albany, New York time) (originals thereof to be presented by mail before 10:00 a.m. (Albany, New York time) within one (1) Business Day following the telephone facsimile transmission) as specified at such office on or before the Expiration Date. If requested by you, payment under this Letter of Credit may be made by wire transfer of federal funds to your account at the Federal Reserve Bank of New York, or by deposit of immediately available funds into a designated account that you maintain with us. As used herein, "Business Day" shall mean any day of the year other than (i) a Saturday or Sunday, (ii) any day on which banks located in either Albany, New York, or the city in which the principal corporate trust office of the Trustee pursuant to the Indenture is located are required or authorized by law to remain closed or (iii) any day on which the New York Stock Exchange is closed. Drawings hereunder shall not exceed the Letter of Credit Commitment, as the Letter of Credit Commitment may be reduced or reinstated pursuant hereto, and, except as hereinafter modified, each drawing honored by us shall pro tanto reduce the amount available under this Letter of Credit. In connection with any Interest Drawing, the Interest Commitment will be automatically decreased by the amount of such Interest Drawing and will be automatically reinstated by the amount of such Interest Drawing on the date of such Interest Drawing. We will reinstate amounts drawn pursuant to a Remarketing Drawing hereunder, as to the Principal Commitment and the Interest Commitment, to the extent that money is received by us (other than from drawings under this Letter of Credit) from the Tender Agent described in the Indenture, which proceeds were held by the Tender Agent for the sole purpose of reimbursing us for all or a portion of amounts drawn hereunder pertaining to such Remarketing Drawing. Upon presentation by you of any Principal Drawing, the amount of this Letter of Credit and the amounts available to be drawn by you by any subsequent Principal Drawing shall be automatically and permanently decreased by an amount equal to the amount of such Principal Drawing plus the amount of corresponding interest allocable to such Principal Drawing in the Interest Commitment. If the Borrower shall be entitled to a credit against the principal amount of the Bonds prior to maturity (the "Credit") pursuant to an optional redemption of a portion of the Bonds or to the purchase of Bonds in the open market and cancellation thereof in accordance with the provisions of the Indenture, and such amounts have been paid by or on behalf of the Company other than by us, the Company shall have the right at any time thereafter to reduce permanently, without penalty or premium, the Letter of Credit Commitment in the manner set forth below. The Letter of Credit Commitment will be reduced by an amount equal to the sum of the following corresponding reductions in the Principal Commitment and the Interest Commitment: (i) the Principal Commitment will be reduced by an amount equal to the amount of such Credit and (ii) the Interest Commitment will be reduced by an amount equal to sixty-five (65) days' interest on the amount of such Credit at the Maximum Rate (calculated on the basis of a 365-day year; 366 days in a leap year). The reduction in the Letter of Credit Commitment pursuant to such Credit will occur not less than three (3) Business Days after written notice to us, accompanied by this Letter of Credit and the written certificate of you and the Company in the form of Schedule 4 attached hereto stating that the Company is entitled to such reduction and designating the amount of such Credit and the date of the Business Day upon which such reduction shall become effective. Upon such presentation we will either reissue this Letter of Credit in the maximum amount available hereunder or otherwise amend this Letter of Credit to reflect such maximum amount then available. Only you, as Trustee, may make a drawing under this Letter of Credit. Upon the payment to you or your account of the amount specified in a sight draft drawn hereunder, we shall be fully discharged on our obligation under this Letter of Credit with respect to such sight draft, and we shall not thereafter be obligated to make any further payments under this Letter of Credit in respect of such sight draft to you or to any other person who may have made to you or who makes to you a demand for payment of principal of or interest on any of the Bonds. This Letter of Credit shall be governed by the International Chamber of Commerce Uniform Customs and Practice for Documentary Credits, Publication No. 500 (1993 Revision), and including any amendments, modifications, or revisions thereof) and the laws of the State of Ohio. Communications with respect to this Letter of Credit shall be in writing and shall be addressed to KeyBank National Association, 66 South Pearl Street, Albany, New York 12207- 1501, Attention: International Department specifically referring thereon to KeyBank National Association Irrevocable Transferable Direct Pay Letter of Credit No. ________. This Letter of Credit is transferable in its entirety (but not in part) to any transferee who has succeeded you as Trustee under the Indenture and such transferred Letter of Credit may be successively transferred to any Successor Trustee or Co-Trustee thereunder, but may not be assigned, transferred or conveyed under any other circumstance. Transfer of the amount available under this Letter of Credit to such transferee shall be effected by the presentation to us of this Letter of Credit accompanied by a transfer fee of $500.00 and the transfer form in the form attached hereto as 5 and, unless this Letter of Credit is so presented to us, we shall have no obligation hereunder to any transferee. Upon such transfer, we will either reissue this Letter of Credit in the maximum amount then available hereunder or otherwise amend this Letter of Credit to reflect such maximum amount then available. Upon the earliest of (i) the payment by us to the Trustee of the final drawing available to be made under the Letter of Credit, (ii) our receipt of this outstanding Letter of Credit and a written certificate signed by your officer and an authorized representative of the Company in the form of Schedule 6 hereto appropriately completed, stating that:
(a) no Bonds remain outstanding within the meaning of the Indenture; and (b) such officer and representative are duly authorized to sign such certificate on behalf of you and the Company, (iii) the twentieth (20th) Business Day after our receipt of this Letter of Credit and a written certificate signed by your officer and an authorized representative of the Company in the form of Schedule 7 hereto appropriately completed, stating that: (a) an Alternate Credit Facility in substitution of this Letter of Credit has been accepted by you and is in effect; and (b) such officer and representative are duly authorized to sign such certificate on behalf of you and the Company, or (iv) the stated Expiration Date, this Letter of Credit shall automatically terminate and be delivered to us for cancellation. This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein (including, without limitation, the Bonds or the Reimbursement Agreement), except only the certificate(s) and the sight draft(s) referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificate(s) and such sight draft(s).

SCHEDULE 1

CERTIFICATE FOR THE PAYMENT OF PRINCIPAL OF TOWN OF COLONIE INDUSTRIAL DEVELOPMENT AGENCY TAXABLE INDUSTRIAL REVENUE BONDS (MECHANICAL TECHNOLOGY INCORPORATED PROJECT-LETTER OF CREDIT SECURED), SERIES 1998A (THE "BONDS")

The undersigned, a duly authorized officer of Manufacturers And Traders Trust Company (the "Trustee"), hereby certifies to KeyBank National Association (the "Bank"), with reference to Irrevocable Transferable Direct Pay Letter of Credit No. ________ (the term "Letter of Credit" and other capitalized terms used herein and not defined shall have its respective meaning as set forth in the Letter of Credit) issued by the Bank in favor of the Trustee, that: The Trustee is the Trustee under the Indenture for the holders of the Bonds. The Trustee is making a drawing under the Letter of Credit with respect to the payment of the principal of the Bonds. The amount of principal of the Bonds which will be due and payable on , ______, is $ . The amount of the sight draft accompanying this Certificate ($ ), together with the aggregate of all prior payments made pursuant to Principal Drawings under this Letter of Credit for the payment of the Bonds, does not exceed $ . The amount of the sight draft accompanying this Certificate was computed in accordance with the terms and conditions of the Letter of Credit, the Reimbursement Agreement, the Bonds, and the Indenture. IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the day of , _____. MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee By:
Its:

SCHEDULE 2 CERTIFICATE FOR THE PAYMENT OF REMARKETING DRAWING OF TOWN OF COLONIE INDUSTRIAL DEVELOPMENT AGENCY TAXABLE INDUSTRIAL REVENUE BONDS (MECHANICAL TECHNOLOGY INCORPORATED PROJECT - LETTER OF CREDIT SECURED), SERIES 1998A (THE "BONDS")

The undersigned, a duly authorized officer of Manufacturers And Traders Trust Company as Trustee (the "Trustee"), hereby certifies to KeyBank National Association (the "Bank") with reference to KeyBank National Association Irrevocable Transferable Direct Pay Letter of Credit No. ________ (the "Letter of Credit", the capitalized terms defined therein and not defined herein being used as therein defined) issued by the Bank in favor of the Trustee that: The Trustee is the Trustee under the Indenture for the holders of the Bonds. The total amount of Bonds outstanding (as defined in the Indenture) is $_________________. The Trustee is making a drawing under the Letter of Credit at the written request of the Remarketing Agent (as defined in the Indenture), to pay, pursuant to the terms of the Remarketing Agreement (as defined in the Indenture), the purchase price equal to the principal amount of those Bonds which the Remarketing Agent has been unable to remarket and the interest accrued on such Bonds but not paid. The Trustee: (a) is delivering or causing to be delivered to the Bank, or its designated agent, a principal amount of the Bonds, registered in the names of Town of Colonie IDA (the "Issuer") as pledgor and the Bank as pledgee, equal to the amount of the draft accompanying this Certificate; (b) acknowledges the pledge by the Issuer to the Bank of the Bonds delivered pursuant to subparagraph (a) and (c) agrees that all payments of principal, premium, if any, and interest made on such Bonds shall be made to the Bank, so long as the Bank is the pledgee of such Bonds. The principal amount of the Bonds delivered to the Remarketing Agent which the Remarketing Agent has been unable to remarket is $____________. The amount of interest upon such Bonds which has accrued but is unpaid is $_________. The amount of the draft accompanying this Certificate does not exceed such amount due as the purchase price of such Bonds corresponding to such principal amount of, and interest on, such Bonds. The amount of the draft accompanying this Certificate, together with the aggregate of all prior payments pursuant to Remarketing

Drawings which have not been reinstated under the Letter of Credit for the payment of purchase price of the Bonds, does not exceed the Letter of Credit Commitment. Upon receipt by the Trustee of the amount demanded hereby, (a) the Trustee will deliver it to Note holders only for the purpose of payment of the principal amount of the Bonds referenced in the second paragraph hereof, (b) no portion of it shall be applied by the Trustee for any other purpose, and (c) no portion of it shall be commingled with other funds held by the Trustee. This drawing is made in accordance with the provisions of the Indenture and the Letter of Credit. The amount of the draw accompanying this Certificate was computed in accordance with the terms and conditions of the Bonds and the Indenture. IN WITNESS WHEREOF, the Trustee has executed and delivered this certificate as of the _____ day of _________, ______.

MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By:	Its:

SCHEDULE 3

CERTIFICATE FOR THE PAYMENT OF INTEREST OF TOWN OF COLONIE INDUSTRIAL DEVELOPMENT AGENCY TAXABLE INDUSTRIAL REVENUE BONDS (MECHANICAL TECHNOLOGY INCORPORATED PROJECT-LETTER OF CREDIT SECURED), SERIES 1998A (THE "BONDS")

The undersigned, a duly authorized officer of Manufacturers And Traders Trust Company (the "Trustee"), hereby certifies to KeyBank National Association (the "Bank"), with reference to Irrevocable Transferable Direct Pay Letter of Credit No. ________ (the term "Letter of Credit" and other capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit) issued by the Bank in favor of the Trustee, that:

The Trustee is the Trustee under the Indenture for the holders of the Bonds.

The Trustee is making a drawing under the Letter of Credit with respect to a payment of interest accrued on the Bonds on or prior to their stated maturity date.

The amount of interest on the Bonds which will be due and payable on , _______, is $ .

The amount of the sight draft accompanying this Certificate ($______________) does not exceed the amount available on the date hereof to be drawn under the Letter of Credit in respect of the payment of interest accrued on the Bonds on or prior to their stated maturity date.

The amount of the sight draft accompanying this Certificate was computed in accordance with the terms and conditions of the Letter of Credit, the Reimbursement Agreement, the Bonds and the Indenture.

IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the day of , ________.

MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By:	Its:

SCHEDULE 4

CERTIFICATE AS TO REDUCTION OF LETTER OF CREDIT COMMITMENT

KeyBank National Association 66 South Pearl Street Mailcode: Albany, New York 12207-1501

Attention: International Department

RE: KeyBank National Association Irrevocable Transferable Direct Pay Letter of Credit No. ________

Gentlemen:

The undersigned, a duly authorized officer of Manufacturers And Traders Trust Company, as Trustee (the "Trustee"), and a duly authorized representative of Mechanical Technology Incorporated (the "Company"), respectively, hereby certify to KeyBank National Association with reference to KeyBank National Association Irrevocable Transferable Direct Pay Letter of Credit No. ________ (the "Letter of Credit"), the capitalized terms defined therein and not defined herein being used as therein defined, issued by KeyBank National Association in favor of the Trustee that:

The Trustee is the Trustee under the Indenture for the holders of the Bonds.

The Company is entitled to a reduction in the Letter of Credit Commitment. The Letter of Credit Commitment shall be reduced, effective as of , as follows:

(i)	The Principal Commitment shall be reduced to $ .

(ii)	The Interest Commitment shall be reduced to $ .

The undersigned officer and representative are duly authorized to sign this certificate on behalf of the Trustee, and on behalf of the Company, respectively.

IN WITNESS WHEREOF, the Trustee and the Company have executed and delivered this Certificate as of the day of , .

TRUSTEE:	MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By:	Title:

COMPANY:	MECHANICAL TECHNOLOGY INCORPORATED

By:	Title:

SCHEDULE 5

KeyBank National Association 66 South Pearl Street Mailcode: Albany, New York 12207-1501 Attention: International Department

Date: , _____

RE:	KeyBank National Association Irrevocable Transferable Direct Pay Letter
of Credit No. ________

Gentlemen:

For value received, the undersigned beneficiary hereby irrevocably transfers to the following (the "Transferee"):

(Name of Transferee) (Address)

all rights of the undersigned beneficiary to draw under the above Letter of Credit in its entirety.

By this transfer, all rights of the undersigned beneficiary in the Letter of Credit are transferred to the Transferee and the Transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments of the Letter of Credit, whether increases in the amount to be drawn thereunder, extensions of the Expiration Date thereof, or other amendments, and whether such amendments now exist or are made after the date hereof. All amendments of the Letter of Credit are to be advised direct to the Transferee without necessity of any consent of or notice to the undersigned beneficiary.

The undersigned hereby certifies that the Transferee has become successor Trustee under the Trust Indenture dated as of ______________ 19____, between the undersigned and the Town of Colonie Industrial Development Agency (the "Issuer") relating to the Issuer's $6,000,000 Taxable Industrial Development Revenue Bonds (Mechanical Technology Incorporated Project - Letter of Credit Secured), Series 1998A and has accepted such appointment in writing.

We enclose our check in the amount of $500.00 representing your transfer fee.

The original of such Letter of Credit is returned herewith, and in accordance therewith we ask you to endorse the within transfer on the reverse thereof, and forward it directly to the Transferee with your customary notice of transfer, or issue a replacement Letter of Credit to the Transferee as provided therein.

Very truly yours,

SIGNATURE AUTHENTICATED as Trustee

By:	(Bank)

MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By:	(Authorized Officer)

SCHEDULE 6

CERTIFICATE THAT NO BONDS ARE OUTSTANDING

KeyBank National Association 66 South Pearl Street Mailcode: Albany, New York 12207-1501

Attention: International Department

RE:	KeyBank National Association Irrevocable Transferable Direct Pay Letter
of Credit No. ________

Gentlemen:

The undersigned, a duly authorized officer of Manufacturers And Traders Trust Company, as Trustee (the "Trustee"), and a duly authorized representative of Mechanical Technology Incorporated (the "Company"), hereby certify to KeyBank National Association with reference to KeyBank National Association Irrevocable Transferable Direct Pay Letter of Credit No. ________ (the "Letter of Credit," the capitalized terms defined therein and not defined herein being used as therein defined) issued by KeyBank National Association in favor of the Trustee that:

(i)	The Trustee is the Trustee under the Indenture for the holders of the
Bonds.

(ii)	No Bonds are Outstanding within the meaning of the Indenture.

(iii)	The undersigned officer and representative are duly authorized to sign this certificate on behalf of the Trustee and on behalf of the Company, respectively.

IN WITNESS WHEREOF, the Trustee and the Company have executed and delivered this certificate as of the day of , _______.

MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By:	Title:

MECHANICAL TECHNOLOGY INCORPORATED

By:	Title:

SCHEDULE 7

CERTIFICATE OF ACCEPTANCE OF ALTERNATE SECURITY

KeyBank National Association 66 South Pearl Street Mailcode: Albany, New York 12207-1501

Attention: International Department

RE:	KeyBank National Association Irrevocable Transferable Direct Pay Letter
of Credit No. ________

Gentlemen:.

The undersigned, a duly authorized officer of Manufacturers And Traders Trust Company, as Trustee (the "Trustee"), and a duly authorized representative of

Mechanical Technology Incorporated (the "Company"), respectively, hereby certify to KeyBank National Association with reference to KeyBank National Association Irrevocable Transferable Direct Pay Letter of Credit No. ________ (the "Letter of Credit", and other capitalized terms used herein and not defined shall have their respective meanings as set forth in the Letter of Credit) issued by KeyBank National Association in favor of the Trustee that:

(i)	The Trustee is the Trustee under the Indenture for the holders of the
Bonds. (ii)	An Alternate Credit Facility in substitution for the Letter of
Credit has been accepted by the Trustee. (iii)	The undersigned officer of the
Trustee and representative of the Company are duly authorized to sign this certificate on behalf of the Trustee and the Company, respectively.

IN WITNESS WHEREOF, the Trustee and the Company have executed and delivered this certificate as of the day of , _______.

MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By:     Its:

KEYBANK Irrevocable Transferable Direct Pay Letter of Credit No. _________

______________________________________ Authorized Signature
______________________________________ Authorized Signature

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